As Filed With the Securities and Exchange Commission on February 14, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	82-4052852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
40 Burton Hills Blvd., Suite 415 Nashville, TN 37215 (Address of Principal Executive Offices) (Zip Code) ____________________________________
i3 Verticals, Inc. 2018 Equity Incentive Plan i3 Verticals, Inc. 2020 Acquisition Equity Incentive Plan
(Full title of the plan)
____________________________________
Paul Maple
General Counsel and Secretary
40 Burton Hills Blvd., Suite 415
Nashville, TN 37215
(615) 465-4487
(Name, address and telephone number, including area code, of agent for service)
____________________________________

Copies to:

Jay H. Knight Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
This Registration Statement on Form S-8 is being filed to register (i) an additional 1,291,138 shares of Class A common stock, par value $0.0001 (the “Class A common stock”), under the 2018 Equity Incentive Plan (the “2018 Plan”) of i3 Verticals, Inc. (the “Registrant”) as a result of a provision in the 2018 Plan providing that the total number of shares of Class A common stock reserved for issuance under the 2018 Plan will automatically increase on the first trading day of each calendar year in an amount equal to four percent (4%) of the outstanding shares of all classes of the Registrant’s common stock (including both Class A common stock and Class B common stock) on the last trading day in December of the immediately preceding calendar year, or by any lesser number as determined by the board of directors (the “Board”) of the Registrant, and (ii) an additional 1,500,000 shares of Class A common stock under the 2020 Acquisition Equity Incentive Plan of the Registrant, as amended (the “2020 Acquisition Plan,” and collectively with the 2018 Plan, the “Plans”), as a result of the first amendment to the 2020 Acquisition Plan, effective May 4, 2021 (the “First Amendment”), which was approved by the Board upon the recommendation of the Compensation Committee of the Board.
The Registrant previously registered shares of Class A common stock under the 2018 Plan under Registration Statements on Form S-8 (File Nos. 333-225812, 333-229678, 333-236118 and 333-252845), filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2018, February 14, 2019, January 28, 2020 and February 8, 2021, respectively (the “Prior 2018 Plan Registration Statements”).
The Registrant previously registered shares of Class A common stock under the 2020 Acquisition Plan under the Registration Statement on Form S-8 (File No. 333-249317), filed with the Commission on October 5, 2020 (the “Prior 2020 Plan Registration Statement” and, together with the Prior 2018 Plan Registration Statements, the “Prior Registration Statements”).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the Registrant’s Plans, are hereby incorporated by reference and made a part of this Registration Statement on Form S-8.
The following documents filed by the Registrant with the Commission, pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A relating to our February 25, 2022 annual meeting of stockholders, as supplemented by Supplement No. 1 to Proxy Statement filed with the Commission on February 9,2022) (File No. 001-38532), filed with the Commission on November 22, 2021;
(2)The Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2021 (File No. 001-38532), filed with the SEC on February 9, 2022;
(3)The Registrant’s Current Reports on Form 8-K, filed with the Commission on November 19, 2021 (File No. 001-38532) and January 6, 2022 (File No. 001-38532); and
(4)The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38532), filed with the Commission on June 15, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
Notwithstanding the foregoing, information furnished (rather than filed) under Items 2.02, 7.01 and 9.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.
Item 8.        Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of i3 Verticals, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2018) (File No. 001-38532).

4.2	Amended and Restated Bylaws of i3 Verticals, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2018) (File No. 001-38532).
4.3
Specimen Stock Certificate evidencing the shares of Class A common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-225214), filed on May 25, 2018).

5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche, LLP.
23.3*	Consent of BDO USA, LLP.
24.1	Power of Attorney (included on signature page).
99.1
i3 Verticals, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-225214), filed on June 11, 2018).

99.2	i3 Verticals, Inc. 2020 Acquisition Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38532), filed on September 10, 2020).
99.3
First Amendment to the i3 Verticals, Inc. 2020 Acquisition Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38532), filed on May 10, 2021).

99.4*	Form of i3 Verticals, Inc. Restricted Stock Unit Award Agreement under 2018 Equity Incentive Plan
99.5*	Form of i3 Verticals, Inc. Restricted Stock Unit Award Agreement under 2020 Acquisition Equity Incentive Plan
107*	Filing Fee Table
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 14th day of February, 2022.

i3 Verticals, Inc.
By:	/s/ Gregory S. Daily
Gregory S. Daily
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory S. Daily and Clay Whitson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gregory S. Daily Gregory S. Daily	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 14, 2022
/s/ Clay Whitson Clay Whitson	Chief Financial Officer and Director (Principal Financial Officer)	February 14, 2022
/s/ Geoff Smith Geoff Smith	Vice President of Finance (Principal Accounting Officer)	February 14, 2022
/s/ Elizabeth Seigenthaler Courtney Elizabeth Seigenthaler Courtney	Director	February 14, 2022
/s/ John Harrison John Harrison	Director	February 14, 2022
/s/ Burton Harvey Burton Harvey	Director	February 14, 2022
/s/ Decosta Jenkins Decosta Jenkins	Director	February 14, 2022
/s/ Timothy McKenna Timothy McKenna	Director	February 14, 2022
/s/ David Morgan David Morgan	Director	February 14, 2022
/s/ David Wilds David Wilds	Director	February 14, 2022